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                                                                    EXHIBIT 4.6


                         PLEDGE AND SECURITY AGREEMENT


                  This PLEDGE AND SECURITY AGREEMENT, dated as of September 23, 1997, is by and among Texas Commerce Bank National Association, as pledge agent (in such capacity, the "Pledge Agent"), Texas Commerce Bank National Association, as Trustee (in such capacity, the "Trustee") under the Indenture (as defined herein), and HighwayMaster Communications, Inc., a Delaware corporation (the "Company").

                                   RECITALS

                  A. Pursuant to the Indenture, dated as of the date hereof, by and among the Company, the Trustee and the Subsidiary Guarantor named therein (as such may be amended or supplemented from time to time, the "Indenture"), the Company is issuing $125,000,000 aggregate principal amount of its 13 3/4% Senior Notes Due 2005, Series A (the "Series A Notes") and authorizing the issuance of its 13 3/4% Senior Notes Due 2005, Series B (the "Series B Notes," and together with the Series A Notes, the "Notes").

                  B. As security for its obligations under the Notes and the Indenture, the Company hereby grants to the Trustee, for the benefit of the Trustee and the holders of the Notes, a security interest in and lien upon the Pledge Account (as defined herein).

                  C. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Pledge Account and released from the security interest and Lien described above.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. DEFINED TERMS. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

                  "Agreement" means this Pledge and Security Agreement, as amended or supplemented from time to time.

                  "Applied" means that disbursed funds have been applied (i) to the payment of interest on the Notes, (ii) pursuant to Section 3.3, or (iii) pursuant to Section 6(b) (iii).

                  "Available Funds" means (A) the sum of (i) the Initial Pledge Amount and (ii) interest earned or dividends paid on the funds in the Pledge Account (including holdings of Government Securities), less (B) the aggregate disbursements previously made pursuant to this Agreement.

                  "Collateral" shall have the meaning given in Section 6(a) hereof.

                  "Initial Pledge Amount" shall mean approximately $47,000,000.

                  "Payment Notice and Disbursement Request" means a notice sent by the Trustee to

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the Pledge Agent requesting a disbursement of funds from the Pledge Account, in substantially the form of Exhibit A hereto. Each Payment Notice and Disbursement Request shall be signed by an officer of the Trustee.

                  "Pledge Account" shall mean the pledge account established pursuant to Section 2.2.

                  2.       PLEDGE ACCOUNT; PLEDGE AGENT.

                  2.1 Appointment of Pledge Agent. The Company and the Trustee hereby appoint the Pledge Agent, and the Pledge Agent hereby accepts appointment, as Pledge Agent, under the terms and conditions of this Agreement.

                  2.2 Establishment of Pledge Account. On the Closing Date, the Pledge Agent shall establish a pledge account entitled "Pledge Account pledged by HighwayMaster Communications, Inc. to Texas Commerce Bank National Association, as Trustee" (the "Pledge Account") at its office located at 2200 Ross Avenue, 5th Floor, Dallas, Texas 75201. All funds accepted by the Pledge Agent pursuant to this Agreement shall be held for the exclusive benefit of the Trustee and the holders of the Notes, as secured parties hereunder (the "Beneficiaries"). All such funds shall be held in the Pledge Account until disbursed or paid in accordance with the terms hereof. The Pledge Account, the funds held therein and any Government Securities held by the Pledge Agent shall be under the sole dominion and control of the Pledge Agent for the benefit of the Beneficiaries. On the Closing Date, the Company shall deliver the Initial Pledge Amount to the Pledge Agent for deposit into the Pledge Account against the Pledge Agent's written acknowledgment and receipt.

                  2.3 Pledge Agent Compensation. The Company shall pay to the Pledge Agent such compensation for services to be performed by it under this Agreement as the Company and the Pledge Agent may agree in writing from time to time. The Pledge Agent shall be paid any compensation owed to it directly by the Company and shall not disburse from the Pledge Account any such amounts.

                  The Company shall reimburse the Pledge Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Pledge Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Pledge Agent shall be paid any such expenses owed to it directly by the Company and shall not disburse from the Pledge Account any such amounts.

                  2.4 Investment of Funds in Pledge Account. Funds deposited in the Pledge Account shall be invested and reinvested only upon the following terms and conditions:

                           (a) Acceptable Investments. All funds deposited or held in the Pledge Account at any time shall be invested by the Pledge Agent in Government Securities in accordance with the Initial Instructions annexed hereto as Exhibit B and thereafter the Company's written instructions from time to time to the Pledge Agent; provided, however, that the Company shall only designate investment of funds in Government Securities



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         maturing in an amount sufficient to and/or generating interest income sufficient to, when added to the balance of funds held in the Pledge Account, provide for the payment of interest on the outstanding Notes on each Interest Payment Date beginning on and including March 15, 1998 and through and including the Interest Payment Date on September 15, 2000; provided, further, however, that any such written instruction shall specify the particular investment to be made, shall state that such investment is authorized to be made hereby and in particular satisfies the requirements of the preceding proviso and
         Section 2.4(e), shall contain the certification referred to in Section 2.4(b), if required, and shall be executed by an Officer of the Company. All Government Securities shall be assigned to and held in the possession of, or, in the case of Government Securities maintained in book entry form with the Federal Reserve Bank, transferred to a book entry account in the name of, the Pledge Agent, for the benefit of the Trustee, with such guarantees as are customary, except that Government Securities maintained in book entry form with the Federal Reserve Bank shall be transferred to a book entry account in the name of the Pledge Agent at the Federal Reserve Bank that includes only Government Securities held by the Pledge Agent for its customers and segregated by separate recordation in the books and records of the Pledge Agent. The Pledge Agent shall not be liable for losses on any investments made by it pursuant to and in compliance with such instructions. In the absence of qualifying instructions from the Company that meet the requirements of this Section 2.4(a), the Pledge Agent shall have no obligation to invest funds held in the Pledge Account.

                           (b) Security Interest in Investments. No investment of funds in the Pledge Account shall be made unless the Company has certified to the Pledge Agent and the Trustee that, upon such investment, the Trustee will have a first priority perfected security interest in the applicable investment. If a certificate as to a class of investments has been provided to the Pledge Agent, a certificate need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Pledge Agent may conclusively assume. On the Closing Date, and from time to time thereafter as required by Section
         11.2 of the Indenture and as required by the TIA, until the termination of this Agreement, the Trustee shall receive an Opinion of Counsel to the Company, dated each such date as applicable, which opinion shall meet the requirements of Section 314(b) of the TIA and shall comply with Section 11.2 of the Indenture.

                           (c) Interest and Dividends. All interest earned and dividends paid on funds invested in Government Securities shall be deposited in the Pledge Account as additional Collateral for the exclusive benefit of the Beneficiaries and, if not required to be disbursed in accordance with the terms hereof, shall be reinvested in accordance with the terms hereof at the Company's written instruction, and shall be available for disbursement to the Company upon satisfaction of the conditions set forth in Section 3.3.

                           (d) Limitation on Pledge Agent's Responsibilities. The Pledge Agent's sole responsibilities under this Section 2 shall be
         (A) to retain possession of certificated Government Securities (except, however, that the Pledge Agent may surrender possession to the issuer of any such Government Security for the purposes of effecting assignment,



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         crediting interest, or reinvesting such security or reducing such security to cash) and to be the registered or designated owner of Government Securities which are not certificated, (B) to follow the Company's written instructions given in accordance with Section 2.4(a), (C) to invest and reinvest funds pursuant to this Section 2.4 and (D) to use reasonable efforts to reduce to cash such Government Securities as may be required to fund any disbursement or payment in accordance with Section 3. In connection with clause (A) above, the Pledge Agent will maintain continuous possession in the State of New York of certificated Government Securities and cash included in the Collateral and will cause uncertificated Government Securities to be registered in the book-entry system of, and transferred to an account of the Pledge Agent or a sub-agent of the Pledge Agent at, the Federal Reserve Bank of New York or Dallas. Except as provided in Section 6, the Pledge Agent shall have no other responsibilities with respect to perfecting or maintaining the perfection of the Trustee's security interest in the Collateral and shall not be required to file any instrument, document or notice in any public office at any time or times. In connection with clause (D) above and subject to the following sentence, the Pledge Agent shall not be required to reduce to cash any Government Securities to fund any disbursement or payment in accordance with Section 3 in the absence of written instructions signed by an Officer of the Company specifying the particular investment to liquidate. If no such written instructions are received, the Pledge Agent may liquidate those Government Securities having the lowest interest rate per annum or if none such exist, those having the nearest maturity.

                           (e) Manner of Investment. Funds deposited in the Pledge Account shall initially be invested in accordance with the Initial Instructions (attached hereto as Exhibit B), which is in a manner such that there will be sufficient funds available without any further investment by the Company to cover all interest due on the outstanding Notes, as such interest becomes due, for each Interest Payment Date beginning on and including the Closing Date and through and including September 15, 2000, provided that such investments shall have such maturities and/or interest payment dates such that funds will be available with respect to each such Interest Payment Date no later than the time the Pledge Agent is required to disburse such funds to the Trustee pursuant to Section 3.1. The Pledge Agent shall have no responsibility for determining whether funds held in the Pledge Account shall have been invested in such a manner so as to comply with the requirements of this subsection (e)

                  2.5 Substitution of Pledge Agent. The Pledge Agent may resign by giving no less than 20 Business Days prior written notice to the Company and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds and Government Securities maintained by the Pledge Agent hereunder and copies of all books, records, plans and other documents in the Pledge Agent's possession relating to such funds or Government Securities or this Agreement to a successor Pledge Agent mutually approved by the Company and the Trustee (which approvals shall not be unreasonably withheld or delayed) and
(ii) the Company, the Trustee and such successor agent enter into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Notes and the Trustee than this Agreement. The Pledge Agent shall thereafter be discharged of all obligations under this Agreement and shall have no further duties, obligations



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or responsibilities in connection herewith, except as set forth in Section 4.
If a successor pledge agent has not been appointed or has not accepted such appointment within 20 Business Days after notice of resignation is given to the Company, the Pledge Agent may apply to a court of competent jurisdiction for the appointment of a successor pledge agent.

                  2.6 Pledge Account Statement. At least 30 days prior to each Interest Payment Date, the Pledge Agent shall deliver to the Company and the Trustee a statement setting forth with reasonable particularity the balance of funds then in the Pledge Account and the manner in which such funds are invested. The parties hereto irrevocably instruct the Pledge Agent that on the first date upon which the balance in the Pledge Account (including the holdings of all Government Securities) is reduced to zero, the Pledge Agent shall deliver to the Company and to the Trustee a notice that the balance in the Pledge Account has been reduced to zero.

                  3.       DISBURSEMENTS.

                  3.1 Payment Notice and Disbursement Request; Disbursements. The Trustee shall, at least five Business Days prior to an Interest Payment Date, submit to the Pledge Agent a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto.

                  The Pledge Agent's disbursement pursuant to any Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3.2. If such Payment Notice and Disbursement Request is not rejected by the Pledge Agent, the Pledge Agent, as soon as reasonably practicable on the Interest Payment Date, but in no event later than 12:00 Noon (New York City time) on the Interest Payment Date, shall disburse the funds requested in such Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of the Trustee for the benefit of the Beneficiaries. The Pledge Agent shall notify the Trustee as soon as reasonably possible (but not later than two Business Days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected and the reason(s) therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 3.2(a) below, the Trustee shall thereupon resubmit the Payment Notice and Disbursement Request with appropriate changes.

                  3.2 Conditions Precedent to Disbursement. The Pledge Agent's payment of any disbursement shall be made only if: (a) the Trustee shall have submitted, in accordance with the provisions of Section 3.1 herein, a completed Payment Notice and Disbursement Request to the Pledge Agent substantially in the form of Exhibit A with blanks appropriately filled in, (b) the Company shall have complied with the requirements of Section 11.3 of the Indenture, and
(c) the Pledge Agent shall not have received any notice from the Trustee that as a result of an Event of Default the indebtedness represented by the Notes has been accelerated and has become due and payable (in which event the Pledge Agent shall apply all Available Funds as required by Section 6(b) (iii)).

                  3.3 Disbursements to Company. If (i) a portion of the Notes has been retired by the Company and submitted to the Trustee for cancellation or the Company has deposited with the Trustee from funds otherwise available to the Company cash sufficient to pay interest scheduled to



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be paid on an Interest Payment Date, and as a result of such retirement or deposit, or (ii) as a result of overfunding of the Pledge Account, interest or dividends earned on Collateral, or realization of proceeds thereof in accordance with the terms hereof, the funds or Pledged Securities held in the Pledge Account exceed the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event an interest payment or interest payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the sixth scheduled interest payment), if no Default or Event of Default is then continuing, upon the written request of the Company to the Pledge Agent and the Trustee, any such excess amount of Collateral shall be paid to the Company upon compliance with the release of collateral provisions of the TIA and upon receipt by the Pledge Agent of a notice relating thereto from the Trustee.

                  4.       PLEDGE AGENT.

                  The Pledge Agent's responsibility and liability under this Agreement shall be limited as follows: (i) the Pledge Agent does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Company; (ii) the Pledge Agent shall have no responsibility to the Company or the holders of the Notes or the Trustee from time to time as a consequence of performance or non-performance by the Pledge Agent hereunder, except for any gross negligence or willful misconduct of the Pledge Agent;
(iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Pledge Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above.

                  No implied covenants or obligations shall be inferred from this Agreement against the Pledge Agent, nor shall the Pledge Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Pledge Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Government Securities held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

                  The Pledge Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Pledge Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.



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                  At any time the Pledge Agent may request in writing an
instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Pledge Agent shall state in such request that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. The Pledge Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least two (2) Business Days after the Company receives the Pledge Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, the Pledge Agent has not received the written instructions requested from the Company.

                  The Pledge Agent may act pursuant to the written advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (ii) of the first paragraph of this Section 4) shall not be liable for any action taken or omitted in accordance with such advice.

                  The Pledge Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                  In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Pledge Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Pledge Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Pledge Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Pledge Agent, or the Pledge Agent shall have received security or an indemnity satisfactory to the Pledge Agent sufficient to save the Pledge Agent harmless from and against any and all loss, liability or expense which the Pledge Agent may incur by reason of its acting. The Pledge Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Pledge Agent may deem necessary.

                  No provision of this Agreement shall require the Pledge Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                  5. INDEMNITY. The Company shall indemnify, hold harmless and defend the Pledge Agent and its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Pledge Agent's performance or non-performance, or in connection with its acceptance or appointment as Pledge Agent, under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the negligence or willful misconduct of any of the foregoing persons. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Pledge Agent.




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                  6.       GRANT OF SECURITY INTERESTS; INSTRUCTIONS TO PLEDGE
                           AGENT.

                  (a) The Company hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns, and sets over to the Trustee for the benefit of the Beneficiaries, all of the Company's right, title and interest in the Pledge Account, and all property now or hereafter placed or deposited in, or delivered to the Pledge Agent for placement or deposit in, the Pledge Account, including, without limitation, all funds held therein, all Government Securities held by (or otherwise maintained in the name of) the Pledge Agent pursuant to Section 2, and all proceeds thereof as well as all rights of the Company under this Agreement (collectively, the "Collateral"), in order to secure the due and punctual payment of the principal of, premium, interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable on each Interest Payment Date, at maturity or by acceleration, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the payment and performance of all other obligations of the Company to the Holders of the Notes or the Trustee under the Indenture and this Agreement with respect to the Notes, according to the terms hereunder or thereunder. The Pledge Agent hereby acknowledges the Trustee's security interest and lien as set forth above. The Company shall take all actions necessary on its part to insure the continuance of a first priority security interest in the Collateral in favor of the Trustee in order to secure all such obligations and indebtedness.

                  (b) The Company and the Trustee hereby irrevocably instruct the Pledge Agent to, and the Pledge Agent shall: (i) (A) maintain sole dominion and control over funds and Government Securities in the Pledge Account for the benefit of the Trustee to the extent specifically required herein, (B) maintain, or cause its agent within the State of New York to maintain, possession of all certificated Government Securities purchased hereunder that are physically possessed by the Pledge Agent in order for the Trustee to enjoy a continuous perfected first priority security interest therein under the law of the State of New York (the Company hereby agreeing that in the event any certificated Government Securities are in the possession of the Company or a third party, the Company shall use its best efforts to deliver all such certificates to the Pledge Agent), (C) take all steps specified by the Company pursuant to Section 6 to cause the Trustee to enjoy a continuous perfected first priority security interest under any applicable Federal and State of New York law in all Government Securities purchased hereunder that are not certificated and (D) maintain the Collateral free and clear of all Liens, security interests, safekeeping or other charges, demands and claims against the Pledge Agent of any nature now or hereafter existing in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if the Pledge Agent receives written notice that any Person other than the Trustee has a Lien or security interest upon any portion of the Collateral; and (iii) in addition to disbursing amounts pledged pursuant to any Payment Notice and Disbursement Requests given to it by the Trustee pursuant to Section 3, upon receipt of written notice from the Trustee of the acceleration of the maturity of the Notes, and direction from the Trustee to disburse all Available Funds to the Trustee, as promptly as practicable, after following, if it so chooses, the procedures set forth in the fourth paragraph of Section 4, disburse all funds held in the Pledge Account to the Trustee and transfer title to all Government Securities held by the Pledge Agent hereunder to the Trustee. The Lien and security interest provided for by this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have



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no security interest in or Lien on, any funds disbursed by the Pledge Agent to the Company pursuant to this Agreement to the extent not inconsistent with the terms hereof. Notwithstanding any other provision contained in this Agreement, the Pledge Agent shall act solely as the Trustee's agent in connection with its duties under this Agreement. The Pledge Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Pledge Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

                  (c) Any money and Government Securities collected by the Trustee pursuant to Section 6(b) (iii) shall be applied as provided in Section
6.10 of the Indenture.

                  (d) Upon demand, the Company will execute and deliver to the Trustee such instruments and documents as the Trustee may deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee shall be entitled to take all necessary action to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

                  (e) The Company hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which the Company is obligated hereto to do, and the Trustee may exercise such rights as the Company might exercise with respect to the Collateral and take any action in the Company's name to protect the Trustee's security interest hereunder. In addition to the rights provided under Section 6(b)(iii) hereof, upon an Event of Default and for so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  7. TERMINATION. Upon the earliest to occur of (i) the date upon which the balance of Available Funds shall have been reduced to zero, (ii) if no Default or Event of Default exists, the date upon which the Company shall have paid in full in accordance with the terms of the Indenture the first six scheduled interest payments due on the Notes, (iii) the payment in full of all obligations of the Company under the Indenture and the Notes, (iv) Legal Defeasance under Article 8 of the Indenture, (v) Covenant Defeasance under
Article 8 of the Indenture, and (vi) the agreement




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of the parties hereto to terminate this Agreement (in accordance with the terms hereof and not in violation of the Indenture; provided, that the Trustee may not agree to terminate unless it has received the consent of 100% of the holders of all of the Notes outstanding), then the Trustee shall at the written request of the Company, release the Liens pursuant to the Indenture and this Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral and terminate this Agreement; provided, however, that the obligations of the Company under Section 2.3 and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and any resignation of the Pledge Agent.

                  8.       MISCELLANEOUS.

                  8.1 Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                  8.2 Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

                  8.3 Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

                  8.4 Benefit. The parties hereto and their successors and permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the Holders shall be entitled to the benefits hereof and to enforce this Agreement, subject to Article 6 of the Indenture.

                  8.5 Time. Time is of the essence with respect to each provision of this Agreement.

                  8.6 Entire Agreement; Amendments. This Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only in accordance with Article 9 of the Indenture and further by a writing signed by a duly authorized representative of each party hereto.

                  8.7 Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received, including: (a) on the day of hand delivery; (b) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (c) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator to the telecopy number set forth below; or (d) one business day following the day timely delivered to a next-day air courier addressed as set forth below:

                           To Pledge Agent:

                           Texas Commerce Bank National Association
                           2200 Ross Avenue, 5th Floor
                           Dallas, Texas  75201

                           Telephone:       214-965-3510
                           Telecopy:        214-965-3577
                           Attention:       Corporate Trust Department

                           To Trustee:

                           Texas Commerce Bank National Association
                           2200 Ross Avenue, 5th Floor
                           Dallas, Texas  75201

                           Telephone:       214-965-3510
                           Telecopy:        214-965-3577
                           Attention:       Corporate Trust Department


                           To the Company:

                           HighwayMaster Communications, Inc.
                           16479 Dallas Parkway
                           Suite 710
                           Dallas, Texas 75248

                           Telephone:       (972) 732-2500
                           Telecopy:        (972) 930-7263
                           Attention:       General Counsel

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

                  8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  8.9 Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  8.10 Choice of Law. The construction and enforceability of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws. The Company hereby submits to the personal jurisdiction of any competent Court of the State of New York, or a United States Federal Court sitting in New York City.

                  8.11     Representations and Warranties.

                  (a) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject and does not require the consent of any governmental or other regulatory body to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

                  (b) Each of the Pledge Agent and the Trustee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation of the Pledge Agent and the Trustee, respectively.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement as of the day first above written.



PLEDGE AGENT:                    TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION, as Pledge Agent


                                 By:    /S/ Gary Jones
                                    -------------------------------
                                 Name:  Gary Jones
                                      -----------------------------
                                 Title: Vice President
                                       ----------------------------


TRUSTEE:                         TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION, as Trustee


                                 By:    /S/ Gary Jones
                                    -------------------------------
                                 Name:  Gary Jones
                                      -----------------------------
                                 Title: Vice President
                                       ----------------------------


COMPANY:                         HIGHWAYMASTER COMMUNICATIONS, INC.


                                 By:    /S/ William C. Saunders
                                    -------------------------------
                                 Name:  William C. Saunders
                                 Title: President and Chief Executive Officer

                                   EXHIBIT A

                Form of Payment Notice and Disbursement Request

                          [Letterhead of the Trustee]


                                     [Date]



--------------------------------
--------------------------------
--------------------------------


Attention:  Corporate Trust Department


                            Re: Disbursement Request No.____________________
                                [indicate whether revised]

Ladies and Gentlemen:

         We refer to the Pledge and Security Agreement, dated as of September 23, 1997 by and among you (the "Pledge Agent"), the undersigned as Trustee, and HighwayMaster Communications, Inc., a Delaware corporation (the "Company") (as amended and supplemented to the date hereof, the "Pledge Agreement"). Capitalized terms used herein shall have the meaning given in the Pledge Agreement unless otherwise defined herein.

         This letter constitutes a Payment Notice and Disbursement Request under the Pledge Agreement.

         [CHOOSE ONE OF THE FOLLOWING, AS APPLICABLE:]

         [The undersigned hereby notifies you that a scheduled interest payment in the amount of $___________ is due and payable on _____________, ____ and the Company has not deposited with the Trustee from funds otherwise available to the Company funds sufficient to pay such interest payment. Accordingly, the undersigned requests a disbursement of funds contained in the Pledge Account in such amount to the Trustee.]

         [The undersigned (i) hereby notifies you that [CHOOSE ONE:]

                  [Notes equaling $_____________ in aggregate principal amount have been retired]

                  [The Company deposited with the Trustee from funds otherwise available to the Company funds sufficient to pay interest that was due on a prior Interest Payment

                  Date]

                  [as a result of interest or dividends earned on Collateral, or realization of proceeds thereof in accordance with the terms of the Pledge Agreement, excess Collateral exists]

         and (ii) authorizes you to release $____________ of funds in the Pledge Account to the Company (to an account designated by the Company in writing), which amount represents the amount permitted to be released in accordance with Section 3.3 of the Pledge Agreement.]

         [The undersigned hereby notifies you that there has been an acceleration of the maturity of the Notes. Accordingly, you are hereby requested to disburse all remaining funds contained in the Pledge Account to the Trustee such that the balance in the Pledge Account is reduced to zero.]

         In connection with the requested disbursement, the undersigned hereby notifies you that:

                  1.[The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.]

                  2.All prior disbursements from the Pledge Account have been Applied.

                  3.[add wire instructions]

         The Pledge Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.

                                                 TEXAS COMMERCE BANK NATIONAL
                                                 ASSOCIATION, as Trustee


                                                 By:
                                                    ---------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------



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